EXHIBIT 10.7
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                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



            THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of March 1, 2004 (the "Effective Date"), by and between Able Laboratories, Inc., a Delaware corporation (the "Corporation"), and Hemanshu N. Pandya, the Vice President Corporate Development and Commercial Operations. (the "Employee"). The Agreement will be effective on the date on which the employee begins employment.

                              W I T N E S S E T H:

            WHEREAS, the Corporation desires to provide for the continuing employment of Employee by the Corporation, and the Corporation and the Employee desire to set forth the terms and conditions on which, from and after the Effective Date, (i) the Corporation shall employ the Employee, (ii) the Employee shall render services to the Corporation, and (iii) the Corporation shall compensate the Employee for such services;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1.          EMPLOYMENT; DUTIES

            (a) The Corporation engages and employs the Employee Hemanshu N. Pandya as Vice President Corporate Development and Commercial Operations, and the Employee hereby accepts engagement and employment of the Corporation. In the capacity of Vice President Corporate Development and Commercial Operations Hemanshu N. Pandya, the Employee, will perform all such executive and administrative duties and services for the Corporation as are consistent with that position and as are assigned to the Employee from time to time by the Corporation, including, but not limited to meeting production and growth objectives set by the management.

2.          TERM

            The Employee's employment hereunder shall be for an initial period of three (3) years commencing on the Effective Date and continuing through the third anniversary thereof, unless sooner terminated as hereinafter provided in
Section 5 below (the "Initial Term"). Thereafter, the term and each extension will be automatically extended for successive one-year periods (each a "Renewal Term"), subject to the provision of Section 5, unless either party gives written notice of termination to the other party at least sixty (60) days prior to the expiration of the Initial Term or the Renewal Term, as the case may be.

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3.          COMPENSATION

            (a) Subject to the terms and conditions of this Agreement, as compensation for the performance of his duties on behalf of the Corporation, the Employee shall be compensated as follows:

                        (i) The Corporation shall pay the Employee a base salary ("Base Compensation") at the rate of $200,000 per annum payable no less frequently than monthly in arrears on or before the first day of each succeeding month, plus other compensation as described below in Section 5.

                        (ii) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the Employee pursuant to this paragraph 3(a).

            (b) The Corporation shall reimburse the Employee for all reasonable expenses incurred by the Employee in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, cell phone and other incidental expenses and all such other expenses against receipt by the Corporation of appropriate vouchers or other proof of the Employee's expenditures and otherwise in accordance with such expense reimbursement policy as may from time to time be adopted by the Board of Directors of the Corporation.

            (c) The Employee shall be entitled to accrue paid vacation at the rate of fifteen (15) business days per annum, plus all designated Corporation holidays.

            (d) The Employee shall be eligible to participate in any Corporation bonus plan as may be maintained in effect by the Corporation from time to time, on a basis substantially equivalent to other members of the Corporation's senior management.

            (e) The Corporation shall provide health insurance coverage for the Employee and his family, and such other employee benefit plans and/or fringe benefits which, from time to time, the Corporation makes available to its senior management employees.

4.          REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE AND CORPORATION

            The Employee hereby represents and warrants to the Corporation as follows:

            (a) Neither the execution and delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

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            (b) The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against his in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

            The Corporation hereby represents and warrants to the Employee as follows:

            (c) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

            (d) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

            (e) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.

5.          TERMINATION

            (a) The Employee's employment hereunder shall terminate upon the first to occur of the following events:

               (i) the death of the Employee or the Disability of the Employee, as defined below; or

               (ii) termination by the Corporation, either with or without Cause (as defined below); or

               (iii) voluntary resignation by the Employee after providing the
                     Corporation with at least thirty (30) days prior written notice.

            The date on which any of the events described in Section 5(a)(i) or 5(a)(ii) above, or the date that is thirty (30) days after the Employee has provided written notice under Section 5(a)(iii) above, will be deemed the "Termination Date."

            (b) "Disability" of the Employee shall be deemed to have occurred if the Employee, by virtue of any injury, sickness, or physical condition is unable to perform substantially and continuously the duties assigned to his hereunder for more than sixty (60) consecutive or non-consecutive days out of any consecutive twelve (12) month period, exclusive of any accrued vacation.

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            (c) Upon termination pursuant to clause (a)(ii) for any reason other than for Cause (as defined below), (i) the Corporation shall offer the Employee six (6) months' Base Compensation as severance.

            (d) Upon termination by the Corporation pursuant to clause (a)(ii) for Cause or upon the voluntary resignation of the Employee pursuant to clause
(a)(iii), such termination shall be effective immediately or on the effective date of the Employee's notice, as the case may be, and the Employee will be paid a portion of the Base Compensation due through the Termination Date, which has not been paid to him.

            (e) For purposes of this Agreement, "Cause" shall mean the unlawful conduct of the Employee constituting a felony under the law or dishonest conduct of the Employee involving moral turpitude and causing material harm to the Corporation, willful, reckless or grossly negligent misconduct or insubordination which is or is reasonably likely to be injurious to the Corporation, monetarily or otherwise, continuing after written notice thereof by the Board of Directors or a material breach of any of the Employee's obligations (not occasioned by the Employee's death or Disability) hereunder after written notice by the Corporation and failure to cure within thirty (30) days of such notice.

6.          NOTICES

            Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the other party.

7.          SEVERABILITY OF PROVISIONS

            If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

8.          ENTIRE AGREEMENT; MODIFICATION

            This Agreement contains the entire agreement of the Corporation and the Employee with respect to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement, which are not set forth herein. As of the Effective Date, this Agreement supersedes any prior agreement or arrangement relative to the Employee's employment with the Corporation; provided, that the Proprietary Information, Confidentiality and Inventions Agreement dated as of August 5, 2002 by and between the Employee and the Corporation remains in full force and effect. No modification or waiver of any provisions hereof shall be made unless made in writing and signed by the Employee and a properly authorized representative of the Corporation.

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9.          BINDING EFFECT

            The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

10.         NON-WAIVER

            The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

11.         GOVERNING LAW; WAIVER OF JURY TRIAL

            This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws. The parties irrevocably waive all right to a trial by jury in any suit, action, or other proceeding hereafter instituted by or against such party in respect of its obligations hereunder or the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           ABLE LABORATORIES, INC.


                                           By: /s/ Dhananjay G. Wadaker
                                               ---------------------------

                                           Title: President and CEO
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            EMPLOYEE

            Agreed and Accepted

            /s/ Hemanshu N. Pandya
            ---------------------------
            Name            Date




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